UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Failure to Satisfy a Continued Listing Rule or Standard

As previously reported by Shenandoah Telecommunications Company (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2016, the Company informed the Nasdaq Stock Market LLC (“NASDAQ”) of the resignation of Jonelle St. John from the board of directors (the “Board”) of the Company effective as of April 15, 2016.  The Company further informed NASDAQ that as a result of Ms. St. John’s resignation, the Company was no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that the Company’s audit committee be composed of at least three independent directors.

On April 15, 2016, the Company received a letter from NASDAQ Listing Qualifications confirming that the Company no longer complies with NASDAQ’s audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A). Furthermore, NASDAQ confirmed that the Company is eligible to rely on the cure period provided by Listing Rule 5605(c)(4), which permits the Company to temporarily operate in non-compliance with the audit committee composition requirement, provided the Company regains compliance no later than October 12, 2016.

The Company intends to regain compliance with Listing Rule 5605(c)(2)(A) prior to the end of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2016	SHENANDOAH TELECOMMUNICATIONS COMPANY

	By:	/s/ Raymond B. Ostroski
	Name:	Raymond B. Ostroski
	Title:	Vice President - Legal and General Counsel
(Duly Authorized Officer)